united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2012 (August 17, 2012)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement

On August 17, 2012, US Dataworks, Inc. and Silicon Valley Bank (“SVB”) terminated the Amended and Restated Loan and Security Agreement to which they were parties dated October 27, 2010, as subsequently amended (the “SVB Loan Agreement”). A description of the SVB Loan Agreement can be found under the heading “A/R Line of Credit and Term Loan” in Note 4 to the financial statements contained in Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed with the Commission on August 14, 2012 and is incorporated herein by this reference. The Company did not incur any early termination fees in connection with the termination of the SVB Loan Agreement. However, in connection with the termination of the SVB Loan Agreement, the Company repaid all amounts owed under the SVB Loan Agreement using proceeds from its recently established factoring facility with Porter Capital Corporation and incurred an origination fee of $7,500 when it accessed the new factoring facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2012	US DATAWORKS, INC.

	By:	/s/ Charles E. Ramey
Charles E. Ramey Chief Executive Officer